EXHIBIT 99.1

TriCord Hurricane Holding, Inc. Completes Corporate Name Change to Aria International Holdings, Inc.

Stock to trade under new ticker symbol “ARAH”

TULSA, Okla. -- TriCord Hurricane Holdings, Inc. (OTCBB: TRIH), announced today that it has completed a corporate name change to Aria International Holdings, Inc.  As a result of the name change, as of April 1, 2009 the Company’s common stock will trade on the Over-The-Counter Bulletin Board under the symbol “ARAH”.  In a previous release dated March 9, 2009, TriCord announced that it had successfully completed a merger through an exchange of Common Stock with Aria International Incorporated, a wholly-owned subsidiary of Aria International Holdings, Inc.

About Aria International Incorporated

Aria International Incorporated is a wholly-owned subsidiary of Aria International Holdings, Inc. (“Aria International”).  Aria International is focused on providing specialized surveillance and communications solutions to a global customer base.  Aria operates as a solutions provider, systems integrator, and operator of surveillance and communications systems.  Working closely with our clients in a flexible and responsive manner, we are able to provide highly effective solutions that respond well to our customers' defense and security requirements. For more information, visit www.aria-int.com

Cautionary Note Regarding Forward-Looking Statements

This press release contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934,  With the exception of historical information, the matters discussed in this news release are forward-looking statements that involve a number of risks and uncertainties and the actual future results of Aria International could differ significantly from those statements.  Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations, inability to hire and retain qualified personnel, and changes in the general domestic and international economic climate. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms, or other comparable terminology.  These statements are only predictions.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by Aria International, or any other person, that such forward-looking statements will be achieved.  We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise.  In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

CONTACT:
Investor Relations
Jody M. Janson
Tel: (888) 802-ARIA (2742)
Email: investor@aria-int.com